UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2013 (August 7, 2013)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2013, Sanchez Energy Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Altpoint Sanchez Holdings LLC (“Altpoint”).  The transactions contemplated by the Purchase Agreement and certain other ancillary and/or ordinary course oil and gas contracts entered into or to be entered into with certain members or subsidiaries of Sanchez Resources, LLC (collectively, “SR”), an affiliate of the Company, in connection with the Purchase Agreement and described below are referred to herein as the “TMS Transactions.”  The TMS Transactions are subject to customary closing conditions and are expected to close in August 2013.  Upon the closing of the TMS Transactions, the Company will establish an Area of Mutual Interest (‘‘AMI’’) with SR in the Tuscaloosa Marine Shale (“TMS”) and will acquire all of the working interests in the AMI owned by Altpoint plus a portion of SR’s working interests, resulting in the Company owning an undivided 50% working interest across the AMI.  The AMI will hold rights to approximately 115,000 gross acres and 80,000 net acres and the Company will be acquiring approximately 40,000 net undeveloped acres in the core of the TMS for cash and shares of its common stock plus an initial three well drilling carry as described below.

Total consideration payable at the closing of the TMS Transactions (in addition to the well drilling carry described below) will be approximately $75 million consisting of approximately $67 million of cash and 342,760 shares of the Company’s common stock (valued at approximately $8.2 million based on the closing price per share as of August 7, 2013) to be issued to Altpoint pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company believes Altpoint is an “accredited investor” as defined in Regulation D under the Securities Act.  SR will receive approximately $13.5 million in cash for the sale of its interest and the balance of the common stock and cash will be paid to Altpoint.  The total consideration to be paid by the Company includes carrying SR for its 50% working interest in an initial 3 gross (1.5 net) TMS wells to be drilled within the AMI and the Company will also be required to carry SR for an additional 3 gross (1.5 net) TMS wells if the Company desires to participate in additional drilling within the AMI.  In the event that the Company does not fulfill in a timely manner its obligations with regard to the initial TMS well commitment, it will forfeit the working interests acquired from SR.  SR is operated by Eduardo Sanchez, the brother of our Chief Executive Officer, Antonio R. Sanchez, III, and the son of the Chairman of our Board of Directors, A.R. Sanchez, Jr.  Each of Antonio R. Sanchez, III and A.R. Sanchez, Jr. also indirectly own equity interests in SR.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the issuance of the Company’s common stock contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement by and between Altpoint Sanchez Holdings LLC, as Seller, and Sanchez Energy Corporation, as Buyer, dated August 7, 2013.*

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: August 13, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement by and between Altpoint Sanchez Holdings LLC, as Seller, and Sanchez Energy Corporation, as Buyer, dated August 7, 2013.*

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.